UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934 reported)

Date of Report: September 30, 2016

(Date of earliest event)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 Scripps Summit Drive, Suite 100

San Diego, California 92131

(Address of principal executive offices)

(888) 496-8001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 30, 2016, Turtle Beach Corporation, a Nevada corporation (the “Company”), and Rodney Schutt, the Company’s Senior Vice President and General Manager, HyperSound, agreed to terminate Mr. Schutt’s employment relationship, effective as of September 30, 2016, in connection with the Company’s previously announced restructuring of its HyperSound business segment.

Mr. Schutt will continue to provide the Company with consulting services pursuant to an agreement (the “Consulting Agreement”) which became effective October 1, 2016 and will continue until terminated by the Company or Mr. Schutt. Under the consulting arrangement in exchange for such services, Mr. Schutt will receive a cash retainer of $7,030 and Mr. Schutt’s existing options to purchase shares of the Company’s common stock will continue to vest in accordance with the terms thereof and remain exercisable for a period of six months following termination of the consulting agreement.

In connection with Mr. Schutt’s departure, the Company and Mr. Schutt also entered into an amendment to Mr. Schutt’s offer letter (the “Offer Letter Amendment”) pursuant to which, among other things, (i) the continuation period following termination with respect to Mr. Schutt’s annual salary was extended from six months following termination to, if longer, the earliest of Mr. Schutt’s acceptance of other employment, other rendering of services for compensation or twelve months following termination, in each case, subject to certain conditions and (ii) the Company agreed to reimburse Mr. Schutt for certain COBRA health coverage expenses for a period of six months following termination, subject to election and continued eligibility for such coverage, and certain relocation costs.

The foregoing descriptions of the Offer Letter Amendment and Consulting Agreement do not purport to be complete and are qualified in their entirety by the full text thereof, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above with respect to the departure of Mr. Schutt and the Offer Letter Amendment is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment, dated September 30, 2016 to Offer Letter, dated July 16, 2014, by and between Turtle Beach Corporation and Rodney Schutt

10.2	Consulting Agreement, dated October 1, 2016, by and between Turtle Beach Corporation and Rodney Schutt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2016	TURTLE BEACH CORPORATION

	By:	/s/ Juergen Stark
Juergen Stark Chief Executive Officer